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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT ACCOUNTANT


We hereby consent to the use in the Prospectus constituting part of this Amendment No. 2 to the Registration Statement on Form S-1 of our report dated February 28, 1997, except Note 11 which is as of July 18, 1997, relating to the financial statements of A.C. Moore Arts & Crafts, Inc., which appears in such Prospectus. We also consent to the reference to us under the headings "Experts" and "Selected Financial and Operating Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial and Operating Data."





/s/ PRICE WATERHOUSE LLP
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Philadelphia, Pennsylvania
October 6, 1997